                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                                 Settlement Date                         10/31/1999
                                                                                 Determination Date                       11/9/1999
                                                                                 Distribution Date                       11/15/1999


I.      All Payments on the Contracts                                                                                  4,351,491.72
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               43,526.84
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                        116,593.73
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              207,113.72
VIII.   Transfers to the Pay-Ahead Account                                                                                (9,248.72)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                               0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                               -1050

Total available amount in Collection Account                                                                          $4,708,427.29
                                                                                                                   ================

DISTRIBUTION AMOUNTS                                                 COST PER $1000
--------------------                                                 --------------
1.   (a)  Class A-1 Note Interest Distribution                                                      0.00
     (b)  Class A-1 Note Principal Distribution                                                     0.00
          Aggregate Class A-1 Note Distribution                       0.00000000                                            0.00

2.   (a)  Class A-2 Note Interest Distribution                                                      0.00
     (b)  Class A-2 Note Principal Distribution                                                     0.00
          Aggregate Class A-2 Note Distribution                       0.00000000                                            0.00

3.   (a)  Class A-3 Note Interest Distribution                                                 32,721.02
     (b)  Class A-3 Note Principal Distribution                                             3,747,047.39
          Aggregate Class A-3 Note Distribution                      74.69898043                                    3,779,768.41

4.   (a)  Class A-4 Note Interest Distribution                                                194,270.83
     (b)  Class A-4 Note Principal Distribution                                                     0.00
          Aggregate Class A-4 Note Distribution                       5.20833324                                      194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                156,755.00
     (b)  Class A-5 Note Principal Distribution                                                     0.00
          Aggregate Class A-5 Note Distribution                       5.35000000                                      156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                128,375.00
     (b)  Class A-6 Note Principal Distribution                                                     0.00
          Aggregate Class A-6 Note Distribution                       5.41666667                                      128,375.00

7.   (a)  Class B Note Interest Distribution                                                   59,285.00
     (b)  Class B Note Principal Distribution                                                       0.00
          Aggregate Class B Note Distribution                         5.56666667                                       59,285.00

8.   (a)  Class C Note Interest Distribution                                                   98,822.83
     (b)  Class C Note Principal Distribution                                                       0.00
          Aggregate Class C Note Distribution                         5.70833312                                       98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                        51,940.42
     (b)  Reimbursement of prior Monthly Advances                                             113,308.22
               Total Servicer Payment                                                                                 165,248.64

10.  Deposits to the Reserve Account                                                                                  125,901.58

TOTAL DISTRIBUTION AMOUNT FROM COLLECTION ACCOUNT                                                                  $4,708,427.29
                                                                                                                   =============



RESERVE ACCOUNT DISTRIBUTIONS TO SELLERS

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                          63,706.20
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections               62,195.38
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                     98,247.10
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)          95,917.12
                        TOTAL AMOUNTS TO SELLERS(CHASE USA & CHASE MANHATTAN BANK)                                    320,065.80
                                                                                                                   =============

Payahead Account distributions to Sellers
--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                       531.3
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)            518.7
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                          1050

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                  0.00
        (b) Class A-2 Notes    @          0.06028                                                   0.00
        (c) Class A-3 Notes    @            6.140%                                             32,721.02
        (d) Class A-4 Notes    @            6.250%                                             194270.83
        (e) Class A-5 Notes    @            6.420%                                            156,755.00
        (f) Class A-6 Notes    @            6.500%                                                128375
                     Aggregate Interest on Class A Notes                                                               512121.85

        (g) Class B Notes      @           0.0668                                                                          59285
        (h) Class C Notes      @           0.0685                                                                       98822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                         0.00
        (b) Class A-2 Notes                                                                         0.00
        (c) Class A-3 Notes                                                                         0.00
        (d) Class A-4 Notes                                                                         0.00
        (e) Class A-5 Notes                                                                         0.00
        (f) Class A-6 Notes                                                                            0
        (g) Class B Notes                                                                           0.00
                                                                                                   -----

        (h) Class C Notes                                                                           0.00


3.   Total Distribution of Interest                                          Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000           0.00
        (b) Class A-2 Notes                                                             0           0.00
        (c) Class A-3 Notes                                                    0.64666047      32,721.02
        (d) Class A-4 Notes                                                    5.20833324      194270.83
        (e) Class A-5 Notes                                                    5.35000000     156,755.00
        (f) Class A-6 Notes                                                    5.41666667         128375
                     Total Aggregate Interest on Class A Notes                                                         512121.85

        (g) Class B Notes                                                     5.566666667                              59,285.00

--------------------------------------------
        (h) Class C Notes                                                            5.71                               98822.83
                                                                              -----------


PRINCIPAL
                                                                           No. of Contracts
1.   Amount of Stated Principal Collected                                                      1317884.7
2.   Amount of Principal Prepayment Collected                                       98.00     2187048.36
3.   Amount of Liquidated Contract                                                      9      242114.33
                                                                                               ---------
4.   Amount of Repurchased Contract                                                     0      0.0000000

       Total Formula Principal Distribution Amount                                                                  3,747,047.39

5.   Principal Balance before giving effect to Principal Distribution                          Pool Factor
        (a) Class A-1 Notes                                                                     0.0000000                   0.00
        (b) Class A-2 Notes                                                                     0.0000000                   0.00
        (c) Class A-3 Notes                                                                     0.1263831           6,394,987.04
        (d) Class A-4 Notes                                                                     1.0000000          37,300,000.00
        (e) Class A-5 Notes                                                                     1.0000000          29,300,000.00
        (f) Class A-6 Notes                                                                                 1           23700000
        (g) Class B Notes                                                                                   1      10,650,000.00
        (h) Class C Notes                                                                                   1      17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                    0
        (g) Class B Notes                                                                                                   0.00
                                                                       ---------------------
        (h) Class C Notes                                                                                                   0.00


7.   Principal Distribution                                                  Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000                                   0.00
        (b) Class A-2 Notes                                                    0.00000000                                   0.00
        (c) Class A-3 Notes                                                   74.05231996                           3,747,047.39
        (d) Class A-4 Notes                                                    0.00000000                                   0.00
        (e) Class A-5 Notes                                                    0.00000000                                   0.00
        (f) Class A-6 Notes                                                                   0                                0
        (g) Class B Notes                                                                     0                             0.00
        (h) Class C Notes                                                                     0                             0.00

8.   Principal Balance after giving effect to Principal Distribution                            Pool Factor
        (a) Class A-1 Notes                                                                      0.0000000                  0.00
        (b) Class A-2 Notes                                                                      0.0000000                  0.00
        (c) Class A-3 Notes                                                                      0.0523308          2,647,939.65
        (d) Class A-4 Notes                                                                      1.0000000         37,300,000.00
        (e) Class A-5 Notes                                                                      1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                 1           23700000
        (g) Class B Notes                                                                        1.0000000         10,650,000.00
--------------------------------------------
        (h) Class C Notes                                                                            1               17312029.25



POOL DATA
                                                                                          Aggregate
                                                                                   No. of Contracts  Principal Balance
1.   Pool Stated Principal Balance as of                  36464                         4,510        120,909,968.90

2.   Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                              95           1,306,410.53     .010804821
              (b) 60-89 Days                                                              23               298290.6     .002467047
              (c) 90-119 Days                                                             24             361,647.00     .002991044
              (d) 120 Days +                                                               0                   0.00              0

3.   Contracts Repossessed during the Due Period                                           0                   0.00

                                                                                                        -----------
4.   Current Repossession Inventory                                                        2              93,502.29

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                          9             242,114.33
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        43,526.84
       Total Aggregate Net Losses for the preceding Collection Period                                                    198587.49
6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                          871564
7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                             328                 3678090.070
8.   Weighted Average Contract Rate of all Outstanding Contracts                                                       0.093468032
--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                          123.0221067


TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                   0.997%
    (b)  Delinquency Percentage Trigger in effect?                                                   NO

2.  (a)  Average Net Loss Ratio                                         0.000233891
    (b)  Net Loss Ratio Trigger in effect?                                                           NO
    (c)  Net Loss Ratio (using ending Pool Balance)                     0.000364107

3.  (a) Servicer Replacement Percentage                                  0.00097523
------------------------------------------------                        -----------
    (b)  Servicer Replacement Trigger in effect?                                                     NO

MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                              51,940.42

2.   Servicer Advances                                                                                                   116593.73

3.   (a)  Opening Balance of the Reserve Account                                                                        5609565.73
     (b)  Deposits to the Reserve Account                                                                 125901.58
     (c)  Investment Earnings in the Reserve Account                                                       25547.09
     (d)  Distribution from the Reserve Account                                                           -320065.8
     (e)  Ending Balance of the Reserve Account                                                                          5440948.6

4.   Specified Reserve Account Balance                                                                                 5440948.601

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       273506.16